Exhibit 99.1

MiX Telematics Reports Third Quarter Fiscal Year 2024 U.S. GAAP Financial Results

Third Quarter Highlights:
•Net subscriber additions of 52,400, bringing the total base to over 1,142,000 subscribers
•Total revenue of $39.1 million, up 6% year-over-year (constant currency)
•Subscription revenue of $33.7 million, up 6% year-over-year (constant currency)
•Net income of $1.5 million
•Adjusted EBITDA up 13% year-over-year to $9.5 million, at an adjusted EBITDA margin of 24.4% (up 220 basis points from the prior year)
•Cash and cash equivalents of $25.4 million at quarter end

Midrand, South Africa and Boca Raton, February 1, 2024 - MiX Telematics Limited (“MiX Telematics” or the “Company”) (NYSE: MIXT, JSE: MIX), a leading global Software-as-a-Service (“SaaS”) provider of connected fleet management solutions, today announced financial results, in accordance with accounting principles generally accepted in the United States (“GAAP”), for the third quarter of fiscal year 2024, which ended December 31, 2023.

Management Commentary
“We delivered a strong third quarter and added a record number of net subscribers, bringing our total base to over 1.1 million,” said MiX Telematics CEO Stefan Joselowitz. “Our Africa segment was the primary subscription-growth driver, while continued demand for our solutions globally also resulted in strong hardware revenues. We maintained strict cost discipline throughout our organization, driving further expansion of our adjusted EBITDA margin.”

Joselowitz added, “We continue to progress the previously announced merger with Powerfleet. We’ve crossed a number of important regulatory hurdles including receiving most of the pre-requisite approvals to proceed, and to this end we have set the date of the formal vote by shareholders for February 28th, 2024. This is a very exciting time for both companies, and our entire organization is eager to hit the ground running and start executing our combined strategic growth initiatives. As a large shareholder, I strongly believe that the combined leadership group under Steve Towe’s stewardship, Powerfleet’s Unity strategy, and our combined scale will undoubtedly accelerate the achievement of our shared strategic and financial goals.”

Financial Results for the Three Months Ended December 31, 2023

Subscription Revenue: Subscription revenue increased to $33.7 million, compared to $32.5 million for the third quarter of fiscal year 2023. The Field Service Management (“FSM”) business acquired on September 2, 2022 contributed $1.8 million to the subscription revenue for the third quarter of fiscal year 2024, compared to $2.3 million for the third quarter of fiscal year 2023. Subscription revenue increased by 6.4% on a constant currency basis, year over year. During the third quarter of fiscal year 2024, the Company’s subscriber base increased by a net 52,400 subscribers, mainly due to the Africa segment. Subscription revenue represented 86.1% of total revenue during the third quarter of fiscal year 2024.

The majority of the Company’s total revenue and subscription revenue are derived from currencies other than the U.S. Dollar. Accordingly, the strengthening of the U.S. Dollar against these currencies (in particular against the South African Rand), has negatively impacted the Company’s revenue and subscription revenue reported in U.S. Dollars. Compared to the third quarter of fiscal year 2023, the South African Rand weakened by 6% against the U.S. Dollar. The Rand/U.S. Dollar exchange rate averaged R18.74 in the third quarter of fiscal year 2024 compared to an average of R17.64 during the third quarter of fiscal year 2023. The impact of translating foreign currencies to U.S. Dollars at the average exchange rates during the third quarter of fiscal year 2024 led to a 2.7% decrease in reported U.S. Dollar subscription revenue.

Total Revenue: Total revenue increased to $39.1 million, compared to $37.8 million for the third quarter of fiscal year 2023. During the third quarter of fiscal year 2024, total revenue increased by 5.8% on a constant currency basis, year over year. Hardware and other revenue increased to $5.4 million, an increase of 1.7%, compared to $5.3 million for the third quarter of fiscal year 2023. On a constant currency basis, hardware and other revenue increased by 2.1%.

The impact of translating foreign currencies to U.S. Dollars at the average exchange rates during the third quarter of fiscal year 2024 led to a 2.4% decrease in reported U.S. Dollar total revenue.

Gross Margin: Gross profit was $23.5 million, compared to $24.3 million for the third quarter of fiscal year 2023. Gross profit margin decreased 430 basis points to 60.1%, compared to 64.4% for the third quarter of fiscal year 2023. The subscription revenue margin during the third quarter of fiscal year 2024 was 64.5%, compared to 69.6% for the third quarter of fiscal year 2023 and declined primarily due to higher in-vehicle device depreciation charged to the Condensed Consolidated Statements of Income during the current quarter.

Income From Operations: Income from operations was $2.5 million, compared to $4.0 million for the third quarter of fiscal year 2023. Operating income margin decreased 440 basis points to 6.3%, compared to 10.7% for the third quarter of fiscal year 2023. Operating expenses of $21.0 million increased by $0.7 million, or 3.6%, compared to the third quarter of fiscal year 2023. Operating expenses in the third quarter of fiscal year 2024 included $1.2 million in strategic costs related to the proposed Powerfleet Transaction (as defined below). See the “Recent Developments” section below for more information about the Powerfleet Transaction.

Net Income and Earnings Per Share: Net income was $1.5 million, compared to the net income of $2.8 million in the third quarter of fiscal year 2023. During the third quarter of fiscal year 2024, net income included a net foreign exchange loss of $0.5 million before tax and a $0.6 million credit from the income tax effect of net foreign exchange losses (which mainly includes a $0.6 million deferred tax credit on a U.S. Dollar intercompany loan between MiX Telematics and MiX Telematics Investments Proprietary Limited (“MiX Investments”), a wholly-owned subsidiary of the Company, offset by a deferred tax credit on other foreign exchange losses which are not significant). During the third quarter of fiscal year 2023, net income included a net foreign exchange loss of $0.8 million before tax and a $1.3 million credit from the income tax effect of net foreign exchange losses (which includes a $1.1 million deferred tax credit on a U.S. Dollar intercompany loan between MiX Telematics and MiX Investments and a $0.2 million deferred tax credit on other foreign exchange losses).

Earnings per diluted ordinary share was 0.3 U.S. cents, compared to 0.5 U.S. cents in the third quarter of fiscal year 2023. For the third quarter of fiscal year 2024, the calculation was based on diluted weighted average ordinary shares in issue of 554.0 million compared to 555.8 million diluted weighted average ordinary shares in issue during the third quarter of fiscal year 2023. On a ratio of 25 ordinary shares to one American Depositary Share (“ADS”), earnings per diluted ADS were 7 U.S. cents compared to 13 U.S. cents in the third quarter of fiscal year 2023.

Adjusted EBITDA and Adjusted EBITDA Margin: Adjusted EBITDA, a non-GAAP measure, increased to $9.5 million, compared to $8.4 million for the third quarter of fiscal year 2023. Adjusted EBITDA margin, a non-GAAP measure, for the third quarter of fiscal year 2024 increased 220 basis points to 24.4%, compared to 22.2% for the third quarter of fiscal year 2023.

Adjusted Net Income and Adjusted Net Income Per Share: Adjusted net income, a non-GAAP measure, was $2.4 million, compared to $2.3 million for the third quarter of fiscal year 2023. Adjusted net income per diluted ordinary share remained consistent at 0.4 U.S. cents compared the third quarter of fiscal year 2023. At a ratio of 25 ordinary shares to one ADS, the adjusted net income per diluted ADS was 11 U.S. cents compared to 10 U.S. cents in the third quarter of fiscal year 2023.

Adjusted Effective Tax Rate: The Company’s effective tax rate was 34.3%, compared to 7.4% in the third quarter of fiscal year 2023. Adjusted effective tax rate, a non-GAAP measure which excludes the impact of net foreign exchange losses and gains, restructuring costs, acquisition-related costs, strategic costs, non-recurring transitional service agreement costs and contingent consideration remeasurement, net of tax, is the tax rate used in determining adjusted net income. Adjusted effective tax rate was 37.3% compared to 39.2% in the third quarter of fiscal year 2023.

Cash and Cash Equivalents, Cash Flow and Free Cash Flow: At December 31, 2023, the Company had $25.4 million of cash and cash equivalents, compared to $29.9 million at March 31, 2023.

Net cash provided by operating activities, before $1.6 million in strategic costs relating to the Powerfleet Transaction, for the third quarter of fiscal year 2024 decreased to $1.7 million, compared to $11.2 million net cash provided by operating activities for the third quarter of fiscal year 2023. The Company invested $5.7 million in capital expenditures (including investments in in-vehicle devices of $4.2 million), leading to negative free cash flow of $4.0 million, a non-GAAP measure, in the quarter. The Company generated free cash flow of $5.9 million for the third quarter of fiscal year 2023 when the Company invested $5.3 million in capital expenditures (including investments in in-vehicle devices of $3.9 million).

Net cash used in investing activities for the third quarter of fiscal year 2024 was $6.8 million, compared to $5.3 million net cash used in investing activities for the third quarter of fiscal year 2023.

Net cash from financing activities amounted to $2.3 million for the third quarter of fiscal year 2024, compared to $1.1 million net cash used in financing activities during the third quarter of fiscal year 2023. The cash from financing activities during the third quarter of fiscal year 2024 mainly consisted of short-term debt facilities utilized of $3.6 million, offset by dividends paid of $1.3 million. The cash used in financing activities during the third quarter of fiscal year 2023 mainly consisted of short-term debt facilities utilized of $0.2 million, offset by dividends paid of $1.2 million.

During the quarter, the South African Rand strengthened against the U.S. Dollar from R18.90 at September 30, 2023 to R18.30 at December 31, 2023 and as a result, cash increased by $0.5 million due to foreign exchange gains.

Quarterly Dividend
The last recent dividend payment of 4.50000 South African cents (0.2 U.S. cents) per ordinary share and 1.12500 South African Rand (6 U.S. cents) per ADS was paid on December 14, 2023 to ADS holders on record on December 1, 2023. A dividend of 4.50000 South African cents per ordinary share and 1.12500 South African Rand per ADS will be paid on March 7, 2024 to ADS holders on record as of the close of business on February 23, 2023.

The details with respect to the dividends declared for holders of our ADSs are as follows:
Ex dividend on New York Stock Exchange (NYSE)        Thursday, February 22, 2024
Record date                        Friday, February 23, 2024
Approximate date of currency conversion            Monday, February 26, 2024
Approximate dividend payment date            Thursday, March 7, 2024

Share Repurchases
No shares were repurchased during the three months ended December 31, 2023.

As a result of signing the Implementation Agreement with Powerfleet, we have discontinued repurchases under the share repurchase program.

Recent Developments
As previously reported in a Current Report on Form 8-K on October 10, 2023, the Company, entered into an Implementation Agreement (the “Agreement”), by and among the Company, PowerFleet, Inc., a Delaware corporation (“Powerfleet”), and Main Street 2000 Proprietary Limited, a private company incorporated in the Republic of South Africa and a wholly owned subsidiary of Powerfleet (“Powerfleet Sub”), pursuant to which, subject to the terms and conditions thereof, Powerfleet Sub will acquire all of the issued ordinary shares of the Company, including the ordinary shares represented by the Company’s ADSs, through the implementation of a scheme of arrangement (the “Scheme”) in accordance with Sections 114 and 115 of the South African Companies Act, No. 71 of 2008, in exchange for shares of common stock, par value $0.01 per share, of Powerfleet (the “Powerfleet Common Stock”). As a result of the transactions, including the Scheme, contemplated by the Agreement (the “Powerfleet Transaction”), the Company will become an indirect, wholly owned subsidiary of Powerfleet.

The implementation of the Scheme will result in the delisting of the Company’s ordinary shares from the Johannesburg Stock Exchange (the “JSE”) and the delisting of the Company’s ADSs from the New York Stock Exchange. The Powerfleet Common Stock will continue to be listed on The Nasdaq Global Market and will additionally be listed on the JSE by way of a secondary inward listing.

As announced on January 30, 2024, MiX Telematics has distributed a circular in respect of the Scheme (the “Scheme Circular”), together with the Powerfleet prospectus in respect of the secondary inward listing of Powerfleet on the JSE to MiX Telematics shareholders. The Scheme Circular incorporates a notice of scheme meeting convened for the purposes of approving the resolutions required to implement the Scheme, and will be held at 2:30 p.m. (South African Time) on Wednesday, February 28, 2024, for the purpose of considering and, if deemed fit, passing with or without modification the resolutions required to be approved by MiX Telematics shareholders in order to authorize and implement the Scheme. In connection with the PowerFleet Transaction, PowerFleet has filed, and the U.S. Securities and Exchange Commission (the “SEC”) declared effective on January 24, 2024, a Registration Statement on Form S-4, which includes a joint proxy statement of the Company and PowerFleet and a U.S. prospectus of PowerFleet. The Company and PowerFleet commenced the mailing of the joint proxy statement/U.S. prospectus on January 29, 2024.

The Powerfleet Transaction is expected to close in the first half of calendar year 2024, subject to satisfaction of customary closing conditions including, but not limited to, approval from the Company’s shareholders and approval from Powerfleet’s stockholders.

Conference Call Information
MiX Telematics management will host a conference call and audio webcast at 8:00 a.m. (Eastern Daylight Time) and 3:00 p.m. (South African Time) on Thursday, February 1, 2024 to discuss the Company’s financial results and current business outlook.
•The live webcast of the call will be available at the “Investor Information” page of the Company’s website,
http://investor.mixtelematics.com.
•To access the call, dial 1-888-886-7786 (within the United States) or 0-800-994-942 (within South Africa) or 1-416-764-8658 (outside of the United States). The conference ID is 49731850.
•A replay of this conference call will be available for a limited time at 1-844-512-2921 (within the United States) or 1-412-317-6671 (within South Africa or outside of the United States). The replay conference ID is 49731850.
•A replay of the webcast will also be available for a limited time at http://investor.mixtelematics.com.

About MiX Telematics Limited
MiX Telematics is a leading global provider of fleet and mobile asset management solutions delivered as SaaS to over 1,142,000 global subscribers spanning more than 120 countries. The Company’s products and services provide enterprise fleets, small fleets and consumers with efficiency, safety, compliance and security solutions. MiX Telematics was founded in 1996 and has offices in South Africa, the United Kingdom, the United States, Uganda, Brazil, Mexico and Australasia, as well as a network of more than 130 fleet partners worldwide. MiX Telematics shares are publicly traded on the Johannesburg Stock Exchange (JSE: MIX) and MiX Telematics American Depositary Shares are listed on the New York Stock Exchange (NYSE: MIXT). For more information, visit www.mixtelematics.com.

Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements regarding our position to execute on our growth strategy, and our ability to expand our leadership position. These forward-looking statements include, but are not limited to, the Company’s beliefs, plans, goals, objectives, expectations, assumptions, estimates, intentions, future performance, other statements that are not historical facts and statements identified by words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in, or suggested by, these forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved.

Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of known and unknown risks and uncertainties, some of which are beyond our control including, without limitation:

•our ability to attract, sell to and retain customers;
•our ability to improve our growth strategies successfully, including our ability to increase sales to existing customers;
•our ability to adapt to rapid technological change in our industry and the use of artificial intelligence;
•competition from industry consolidation and new entrants into the industry;
•loss of key personnel or our failure to attract, train and retain other highly qualified personnel;
•the satisfaction of the closing conditions to the Powerfleet Transaction in the anticipated timeframe or at all including, but not limited to, the ability to obtain approval of the shareholders of the Company and stockholders of Powerfleet, the ability to obtain financing, and the ability to obtain necessary regulatory approvals;
•the ability to integrate businesses and realize the anticipated benefits of the Powerfleet Transaction;
•the introduction of new solutions and international expansion;
•the impact of the global component shortage and supply chain disruptions;
•our dependence on key suppliers and vendors to manufacture our hardware;
•our dependence on our network of dealers and distributors to sell our solutions;

•our ability to navigate and adapt in adverse global economic and market conditions;
•the impact of climate change and increased focus on environmental, social and governance matters;
•businesses may not continue to adopt fleet management solutions;
•our future business and system development, results of operations and financial condition;
•expected changes in our profitability and certain cost or expense items as a percentage of our revenue;
•changes in the practices of insurance companies;
•the impact of laws and regulations relating to the Internet and data privacy;
•our ability to ensure compliance with export laws, customs and import regulations, economic sanctions and Export Administration Regulations;
•our ability to protect our intellectual property and proprietary technologies and address any infringement claims;
•our ability to defend ourselves from litigation or administrative proceedings relating to labor, regulatory, tax or similar issues;
•significant disruption in service on, or security breaches of, our websites or computer systems;
•our dependence on third-party technology;
•fluctuations in the value of the South African Rand;
•our reliance on electricity generated and supplied by Eskom (the South African Power Utility) and the impact of intermittent electricity supply in South Africa;
•economic, social, political, labor and other conditions and developments in South Africa and globally;
•our ability to issue securities and access the capital markets in the future; and
•other factors discussed in the Company’s and Powerfleet’s filings with the SEC, which include their Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in the joint proxy statement/prospectus on Form S-4 to be filed in connection with the Powerfleet Transaction.

For more information, see the section entitled “Risk Factors” and the forward-looking statements disclosure contained in the Company’s and Powerfleet’s Annual Reports on Form 10-K and in other filings. The forward-looking statements included in this press release are made only as of the date hereof and we assume no obligation to update any forward-looking statements contained in this press release and expressly disclaim any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law.

Use of Non-GAAP Financial Measures
This press release and the accompanying tables include references to adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per share, adjusted effective tax rate, free cash flow and constant currency, which are non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses these measures, please see Annexure A titled “Non-GAAP Financial Measures and Key Business Metrics”. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP is provided in Annexure A.

Investor Relations Contact
Matt Glover and Cody Cree
Gateway Group, Inc.
MIXT@gateway-grp.com
+1-949-574-3860

February 1, 2024

MIX TELEMATICS LIMITED
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	March 31, 2023	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$29,876	$25,419
Restricted cash	781	863
Accounts receivables, net	24,194	28,264
Inventory, net	4,936	5,137
Prepaid expenses and other current assets	9,950	9,470
Total current assets	69,737	69,153
Property, plant and equipment, net	36,779	40,865
Goodwill	39,258	39,060
Intangible assets, net	21,895	21,247
Deferred tax assets	2,090	583
Other assets	6,804	10,614
Total assets	$176,563	$181,522

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$15,253	$21,136
Accounts payables	6,120	4,897
Accrued expenses and other liabilities	21,486	23,614
Contingent consideration	3,569	312
Deferred revenue	5,295	6,487
Income taxes payable	298	288
Total current liabilities	52,021	56,734
Deferred tax liabilities	12,357	13,506
Long-term accrued expenses and other liabilities	3,368	3,265
Total liabilities	67,746	73,505

Stockholders’ equity:
MiX Telematics Limited stockholders’ equity
Preference shares: 100 million shares authorized but not issued	—	—
Ordinary shares: 608.8 million and 607.8 million no-par value shares issued as of March 31, 2023 and December 31, 2023, respectively	64,001	63,455
Less treasury stock at cost: 53.8 million shares as of March 31, 2023 and December 31, 2023	(17,315)	(17,315)
Retained earnings	79,024	78,334
Accumulated other comprehensive loss	(13,399)	(13,790)
Additional paid-in capital	(3,499)	(2,672)
Total MiX Telematics Limited stockholders’ equity	108,812	108,012
Non-controlling interest	5	5
Total stockholders’ equity	108,817	108,017

Total liabilities and stockholders’ equity	$176,563	$181,522

MIX TELEMATICS LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2022	2023	2022	2023
Revenue
Subscription	$32,469	$33,655	$94,132	$98,303
Hardware and other	5,338	5,430	13,996	14,895
Total revenue	37,807	39,085	108,128	113,198
Cost of revenue
Subscription	9,864	11,942	29,769	33,373
Hardware and other	3,595	3,645	10,176	9,938
Total cost of revenue	13,459	15,587	39,945	43,311
Gross profit	24,348	23,498	68,183	69,887
Operating expenses
Sales and marketing	4,589	3,537	12,974	10,512
Administration and other	15,728	17,507	47,275	50,052
Total operating expenses	20,317	21,044	60,249	60,564
Income from operations	4,031	2,454	7,934	9,323
Other (expense)/income	(748)	66	859	(234)
Interest income	106	307	994	774
Interest expense	378	604	1,002	1,645
Income before income tax expense	3,011	2,223	8,785	8,218
Income tax expense	223	762	6,525	4,900
Net income	2,788	1,461	2,260	3,318
Less: Net income attributable to non-controlling interest	—	—	—	—
Net income attributable to MiX Telematics Limited	$2,788	$1,461	$2,260	$3,318

Net income per ordinary share
Basic	$0.005	$0.003	$0.004	$0.006
Diluted	$0.005	$0.003	$0.004	$0.006

Net income per American Depositary Share
Basic	$0.13	$0.07	$0.10	$0.15
Diluted	$0.13	$0.07	$0.10	$0.15

Ordinary shares
Weighted average	552,865	554,021	552,148	554,086
Diluted weighted average	555,811	554,021	556,047	554,294

American Depositary Shares
Weighted average	22,115	22,161	22,086	22,163
Diluted weighted average	22,232	22,161	22,242	22,172

MIX TELEMATICS LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended December 31,
	2022	2023
Cash flows from operating activities:
Cash generated from operations	$13,551	$15,659
Interest received	590	697
Interest paid	(601)	(1,252)
Income tax paid	(745)	(1,587)
Net cash provided by operating activities	12,795	13,517

Cash flows from investing activities:
Acquisition of property, plant and equipment – in-vehicle devices	(14,521)	(12,140)
Acquisition of property, plant and equipment – other	(788)	(701)
Proceeds from the sale of property, plant and equipment	71	65
Acquisition of intangible assets	(4,086)	(4,254)
Cash paid for business combination	(3,739)	—
Deferred consideration paid	—	(1,414)
Net cash used in investing activities	(23,063)	(18,444)

Cash flows from financing activities:
Cash paid for ordinary shares repurchased	(107)	(546)
Cash paid on dividends to MiX Telematics Limited stockholders	(3,955)	(4,002)
Movement in short-term debt	7,562	5,946
Net cash from financing activities	3,500	1,398

Net decrease in cash and cash equivalents, and restricted cash	(6,768)	(3,529)
Cash and cash equivalents, and restricted cash at beginning of the period	34,719	30,657
Effect of exchange rate changes on cash and cash equivalents, and restricted cash	(2,142)	(846)
Cash and cash equivalents, and restricted cash at end of the period	$25,809	$26,282

Segment Information
Our operating segments are based on the geographical location of our Regional Sales Offices (“RSOs”) and also include our Central Services Organization (“CSO”). CSO is our central services organization that wholesales our products and services to our RSOs who, in turn, interface with our end-customers, distributors and dealers. CSO is also responsible for the development of our hardware and software platforms and provides common marketing, product management, technical and distribution support to each of our other operating segments.

Each RSO’s results reflect the external revenue earned, as well as its performance before the remaining CSO and corporate costs allocations. Segment performance is measured and evaluated by the chief operating decision maker (“CODM”) using Segment Adjusted EBITDA, which is a measure that uses income before income tax expense excluding the contingent consideration remeasurement, non-recurring transitional service agreement costs, strategic costs, acquisition-related costs, interest expense, interest income, net foreign exchange losses/gains, net loss/profit on sale of property, plant and equipment, restructuring costs, stock-based compensation costs, depreciation, amortization, onerous contract costs, operating lease costs and corporate and consolidation entries. Product development costs are capitalized and amortized and this amortization is excluded from Segment Adjusted EBITDA.

The segment information provided to the CODM is as follows (in thousands and unaudited):

	Three Months Ended December 31, 2022
	Subscription Revenue	Hardware and Other Revenue	Total Revenue	Segment Adjusted EBITDA
Regional Sales Offices
Africa	$18,029	$1,460	$19,489	$8,121
Europe	3,051	748	3,799	1,402
Americas	5,842	308	6,150	1,378
Middle East and Australasia	4,013	2,382	6,395	2,308
Brazil	1,516	440	1,956	614
Total Regional Sales Offices	32,451	5,338	37,789	13,823
Central Services Organization	18	—	18	(2,570)
Total Segment Results	$32,469	$5,338	$37,807	$11,253

	Three Months Ended December 31, 2023
	Subscription Revenue	Hardware and Other Revenue	Total Revenue	Segment Adjusted EBITDA
Regional Sales Offices
Africa	$19,408	$1,512	$20,920	$8,869
Europe	3,014	368	3,382	1,113
Americas	5,062	561	5,623	1,321
Middle East and Australasia	4,361	2,318	6,679	2,802
Brazil	1,805	671	2,476	782
Total Regional Sales Offices	33,650	5,430	39,080	14,887
Central Services Organization	5	—	5	(2,504)
Total Segment Results	$33,655	$5,430	$39,085	$12,383

	Nine Months Ended December 31, 2022
	Subscription Revenue	Hardware and Other Revenue	Total Revenue	Segment Adjusted EBITDA
Regional Sales Offices
Africa	$55,163	$4,545	$59,708	$23,586
Europe	9,215	1,747	10,962	3,737
Americas	13,535	1,471	15,006	2,496
Middle East and Australasia	12,095	5,156	17,251	6,295
Brazil	4,065	1,077	5,142	1,457
Total Regional Sales Offices	94,073	13,996	108,069	37,571
Central Services Organization	59	—	59	(8,029)
Total Segment Results	$94,132	$13,996	$108,128	$29,542

	Nine Months Ended December 31, 2023
	Subscription Revenue	Hardware and Other Revenue	Total Revenue	Segment Adjusted EBITDA
Regional Sales Offices
Africa	$56,606	$3,997	$60,603	$26,016
Europe	9,184	1,377	10,561	3,639
Americas	14,503	1,286	15,789	2,403
Middle East and Australasia	12,757	6,441	19,198	8,338
Brazil	5,237	1,790	7,027	2,629
Total Regional Sales Offices	98,287	14,891	113,178	43,025
Central Services Organization	16	4	20	(7,321)
Total Segment Results	$98,303	$14,895	$113,198	$35,704

The following table (unaudited and shown in thousands) reconciles total Segment Adjusted EBITDA to income before income tax expense for the periods shown:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2022	2023	2022	2023
Segment Adjusted EBITDA	$11,253	$12,383	$29,542	$35,704
Corporate and consolidation entries	(2,267)	(2,267)	(7,219)	(7,179)
Operating lease costs (1)	(298)	(285)	(933)	(888)
Product development costs (2)	(280)	(293)	(972)	(976)
Onerous contract costs	—	(4)	—	35
Depreciation and amortization	(4,012)	(5,254)	(11,208)	(14,024)
Stock-based compensation costs	(273)	(262)	(324)	(827)
Restructuring costs	(84)	—	(84)	(30)
Net (loss)/profit on sale of property, plant and equipment	(1)	45	32	49
Net foreign exchange (losses)/gains	(755)	(493)	743	(1,346)
Interest income	106	307	994	774
Interest expense	(378)	(604)	(1,002)	(1,645)
Acquisition-related costs	—	—	(784)	—
Strategic costs (3)	—	(1,200)	—	(1,996)
Non-recurring transitional service agreement costs (4)	—	(361)	—	(482)
Contingent consideration remeasurement	—	511	—	1,049
Income before income tax expense	$3,011	$2,223	$8,785	$8,218

Description of reconciling items:
1.For the purposes of calculating Segment Adjusted EBITDA, operating lease expenses are excluded from the Segment Adjusted EBITDA. Therefore, in order to reconcile Segment Adjusted EBITDA to income before income tax expense, the total lease expense in respect of operating leases needs to be deducted.

2.For segment reporting purposes, product development costs, which do not meet the capitalization requirements under ASC 730 Research and Development or under ASC 985 Software, are capitalized and amortized. The amortization is excluded from Segment Adjusted EBITDA. In order to reconcile Segment Adjusted EBITDA to income before income tax expense, product development costs capitalized for segment reporting purposes need to be deducted.

3.Strategic costs relate to costs incurred in relation to the Powerfleet Transaction discussed in the “Recent Developments” section above.
4.Certain non-recurring costs related to the extension of the transitional service agreement in respect of the FSM business acquired from Trimble in September 2022 were incurred on a temporary basis from September 2023 to December 2023 and have been excluded from Adjusted EBITDA.

Annexure A: Non-GAAP Financial Measures and Key Business Metrics

We use certain measures to assess the financial performance of the business. Certain of these measures are termed “non-GAAP measures” because they exclude amounts that are included in, or include amounts that are excluded from, the most directly comparable measure calculated and presented in accordance with GAAP, or are calculated using financial measures that are not calculated in accordance with GAAP. These non-GAAP measures include adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per share, adjusted effective tax rate, free cash flow and constant currency information.

An explanation of the relevance of each of the non-GAAP measures, a reconciliation of the non-GAAP measures to the most directly comparable measures calculated and presented in accordance with GAAP and a discussion of their limitations is set out below. We do not regard these non-GAAP measures as a substitute for, or superior to, the equivalent measures calculated and presented in accordance with GAAP or those calculated using financial measures that are calculated in accordance with GAAP.

In addition to providing the non-GAAP financial measures mentioned above, we disclose ARR to give investors supplementary indicators of the value of our current recurring revenue contracts. ARR represents the estimated annualized value of recurring revenue for subscription contracts that have commenced revenue recognition as of the measurement date.

Non-GAAP Financial Measures

Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted EBITDA and adjusted EBITDA margin are two of the profit measures reviewed by the CODM. We define adjusted EBITDA as net income before income taxes, interest expense, interest income, net foreign exchange losses/gains, depreciation of property, plant and equipment including capitalized customer in-vehicle devices, amortization of intangible assets including capitalized internal-use software development costs and intangible assets identified as part of a business combination, stock-based compensation costs, net loss/profit on sale of property, plant and equipment, restructuring costs, acquisition-related costs, strategic costs, non-recurring transitional service agreement costs and the contingent consideration remeasurement. We define adjusted EBITDA margin as adjusted EBITDA divided by total revenue.

We have included adjusted EBITDA and adjusted EBITDA margin in this press release because they are key measures that the Company’s management and Board of Directors use to understand and evaluate its core operating performance and trends; to prepare and approve its annual budget; and to develop short and long-term operational plans. In particular, the exclusion of certain expenses in calculating adjusted EBITDA and adjusted EBITDA margin can provide a useful measure for period-to-period comparisons of the Company’s core business. Accordingly, the Company believes that adjusted EBITDA and adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating its operating results.

A reconciliation of net income (the most directly comparable financial measure presented in accordance with GAAP) to adjusted EBITDA for the periods shown is presented below (in thousands and unaudited):

	Three Months Ended December 31,		Nine Months Ended December 31,
	2022	2023	2022	2023
Net income	$2,788	$1,461	$2,260	$3,318
Plus: Income tax expense	223	762	6,525	4,900
Plus: Interest expense	378	604	1,002	1,645
Less: Interest income	(106)	(307)	(994)	(774)
Plus/(less): Net foreign exchange losses/(gains)	755	493	(743)	1,346
Plus: Depreciation (1)	2,419	3,636	7,216	9,404
Plus: Amortization (2)	1,593	1,618	3,992	4,620
Plus: Stock-based compensation costs	273	262	324	827
Plus/(less): Net loss/(profit) on sale of property, plant and equipment	1	(45)	(32)	(49)
Plus: Restructuring costs	84	—	84	30
Plus: Acquisition-related costs	—	—	784	—
Plus: Strategic costs (3)	—	1,200	—	1,996
Plus: Non-recurring transitional service agreement costs (4)	—	361	—	482
Less: Contingent consideration remeasurement	—	(511)	—	(1,049)
Adjusted EBITDA	$8,408	$9,534	$20,418	$26,696
Adjusted EBITDA margin	22.2%	24.4%	18.9%	23.6%

1.Includes depreciation of owned assets (including in-vehicle devices).
2.Includes amortization of intangible assets (including capitalized internal-use software development costs and intangible assets identified as part of a business combination).
3.Strategic costs relate to costs incurred in relation to the Powerfleet Transaction discussed in the “Recent Developments” section above.
4.Certain non-recurring costs related to the extension of the transitional service agreement in respect of the FSM business acquired from Trimble in September 2022 were incurred on a temporary basis from September 2023 to December 2023 and have been excluded from Adjusted EBITDA.

Our use of adjusted EBITDA and adjusted EBITDA margin have limitations as analytical tools, and should not be considered as performance measures in isolation from, or as a substitute for, analysis of our results as reported under GAAP.

Some of these limitations are:
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation;
•Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to the Company;
•other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure; and
•certain of the adjustments (such as restructuring costs, impairment of long-lived assets and others) made in calculating adjusted EBITDA are those that management believes are not representative of our underlying operations and, therefore, are subjective in nature.

Because of these limitations, adjusted EBITDA and adjusted EBITDA margin should be considered alongside other financial performance measures, including income from operations, net income and our other results.

Adjusted Net Income
Adjusted net income is defined as net income excluding net foreign exchange losses/gains, restructuring costs, acquisition-related costs, strategic costs, non-recurring transitional service agreement costs and contingent consideration remeasurement, net of tax.
We have included adjusted net income in this press release because it provides a useful measure for period-to-period comparisons of our core business by excluding net foreign exchange losses/gains, restructuring costs, acquisition-related costs, strategic costs, non-recurring transitional service agreement costs and contingent consideration remeasurement, net of tax and associated tax consequences, from earnings. Accordingly, we believe that adjusted net income provides useful information to investors and others in understanding and evaluating our operating results.

The following table (in thousands, except per share data, and unaudited) reconciles net income to adjusted net income for the periods shown:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2022	2023	2022	2023
Net income	$2,788	$1,461	$2,260	$3,318
Net foreign exchange losses/(gains)	755	493	(743)	1,346
Income tax effect of net foreign exchange (losses)/gains	(1,267)	(644)	2,792	(110)
Restructuring costs	84	—	84	30
Income tax effect of restructuring costs	(18)	—	(18)	(7)
Acquisition-related costs	—	—	784	—
Income tax effect of acquisition-related costs	—	—	(182)	—
Strategic costs (1)	—	1,200	—	1,996
Non-recurring transitional service agreement costs (2)	—	361	—	482
Contingent consideration remeasurement	—	(511)	—	(1,049)
Adjusted net income	$2,342	$2,360	$4,977	$6,006

1.Strategic costs relate to costs incurred in relation to the Powerfleet Transaction discussed in the “Recent Developments” section above.
2.Certain non-recurring costs related to the extension of the transitional service agreement in respect of the FSM business acquired from Trimble in September 2022 were incurred on a temporary basis from September 2023 to December 2023 and have been excluded from Adjusted net income.

Adjusted Net Income Per Share
Adjusted net income per share is defined as adjusted net income divided by the weighted average number of ordinary shares or ADSs in issue during the period.
We have included adjusted net income per share in this press release because it provides a useful measure for period-to-period comparisons of our core business by excluding net foreign exchange losses/gains, restructuring costs, acquisition-related costs, strategic costs, non-recurring transitional service agreement costs and contingent consideration remeasurement, net of tax and associated tax consequences, from earnings. Accordingly, we believe that adjusted net income per share provides useful information to investors and others in understanding and evaluating our operating results.

The following tables (unaudited) reconcile diluted net income per ordinary share or ADS to diluted adjusted net income per ordinary share or ADS for the periods shown:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2022	2023	2022	2023
Net income per ordinary share – diluted	$0.005	$0.003	$0.004	$0.006
Effect of net foreign exchange losses/(gains) to net income	0.001	#	(0.001)	0.002
Income tax effect of net foreign exchange (losses)/gains	(0.002)	(0.001)	0.005	#
Restructuring costs	#	—	#	#
Income tax effect of restructuring costs	#	—	#	#
Acquisition-related costs	—	—	0.001	—
Income tax effect of acquisition-related costs	—	—	#	—
Strategic costs (1)	—	0.002	—	0.004
Non-recurring transitional service agreement costs (2)	—	0.001	—	0.001
Contingent consideration remeasurement	—	(0.001)	—	(0.002)
Adjusted net income per ordinary share – diluted	$0.004	$0.004	$0.009	$0.011

1.Strategic costs relate to costs incurred in relation to the Powerfleet Transaction discussed in the “Recent Developments” section above.
2.Certain non-recurring costs related to the extension of the transitional service agreement in respect of the FSM business acquired from Trimble in September 2022 were incurred on a temporary basis from September 2023 to December 2023 and have been excluded from adjusted net income per diluted ordinary share.

# Amount less than $0.001

	Three Months Ended December 31,		Nine Months Ended December 31,
	2022	2023	2022	2023
Net income per ADS – diluted	$0.13	$0.07	$0.10	$0.15
Effect of net foreign exchange losses/(gains) to net income	0.03	0.02	(0.03)	0.06
Income tax effect of net foreign exchange (losses)/gains	(0.06)	(0.02)	0.12	*
Restructuring costs	*	—	*	*
Income tax effect of restructuring costs	*	—	*	*
Acquisition-related costs	—	—	0.04	—
Income tax effect of acquisition-related costs	—	—	(0.01)	—
Strategic costs (1)	—	0.05	—	0.09
Non-recurring transitional service agreement costs (2)	—	0.02	—	0.02
Contingent consideration remeasurement	—	(0.03)	—	(0.05)
Adjusted net income per ADS – diluted	$0.10	$0.11	$0.22	$0.27

1.Strategic costs relate to costs incurred in relation to the Powerfleet Transaction discussed in the “Recent Developments” section above.
2.Certain non-recurring costs related to the extension of the transitional service agreement in respect of the FSM business acquired from Trimble in September 2022 were incurred on a temporary basis from September 2023 to December 2023 and have been excluded from adjusted net income per diluted ADS.

* Amount less than $0.01

Adjusted Effective Tax Rate
The adjusted effective tax rate is defined as income tax expense excluding the income tax effect of net foreign exchange losses/gains, restructuring costs and acquisition-related costs divided by income before income tax expense excluding net foreign exchange losses/gains, restructuring costs, acquisition-related costs, strategic costs, non-recurring transitional service agreement costs and contingent consideration remeasurement.

We have included adjusted effective tax rate in this press release because it provides a useful measure for period-to-period comparisons of our core business by excluding net foreign exchange losses/gains, restructuring costs, acquisition-related costs, strategic costs, non-recurring transitional service agreement costs and contingent consideration remeasurement, and associated tax consequences, from our effective tax rate.

A reconciliation of the effective tax rate (the most directly comparable financial measure presented in accordance with GAAP) to the adjusted effective tax rate for the periods shown is presented below (in thousands and unaudited):

	Three Months Ended December 31,		Nine Months Ended December 31,
	2022	2023	2022	2023
Income before income tax expense	$3,011	$2,223	$8,785	$8,218
Net foreign exchange losses/(gains)	755	493	(743)	1,346
Restructuring costs	84	—	84	30
Acquisition-related costs	—	—	784	—
Strategic costs (1)	—	1,200	—	1,996
Non-recurring transitional service agreement costs (2)	—	361	—	482
Contingent consideration remeasurement	—	(511)	—	(1,049)
Income before income tax expense excluding net foreign exchange losses/(gains), restructuring costs, acquisition-related costs, strategic costs, non-recurring transitional service agreement costs and contingent consideration remeasurement	$3,850	$3,766	$8,910	$11,023

Income tax expense	$(223)	$(762)	$(6,525)	$(4,900)
Income tax effect of net foreign exchange (losses)/gains	(1,267)	(644)	2,792	(110)
Income tax effect of restructuring costs	(18)	—	(18)	(7)
Income tax effect of acquisition-related costs	—	—	(182)	—
Income tax expense excluding income tax effect of net foreign exchange (losses)/gains, restructuring costs and acquisition-related costs	$(1,508)	$(1,406)	$(3,933)	$(5,017)

Effective tax rate	7.4%	34.3%	74.3%	59.6%

Adjusted effective tax rate	39.2%	37.3%	44.1%	45.5%

1.Strategic costs relate to costs incurred in relation to the Powerfleet Transaction discussed in the “Recent Developments” section above.
2.Certain non-recurring costs related to the extension of the transitional service agreement in respect of the FSM business acquired from Trimble in September 2022 were incurred on a temporary basis from September 2023 to December 2023 and have been excluded from Adjusted EBITDA.

Free Cash Flow
Free cash flow is determined as net cash provided by operating activities, excluding strategic costs, less capital expenditure for investing activities. We believe that free cash flow provides useful information to investors and others in understanding and evaluating the Company’s cash flows as it provides detail of the amount of cash the Company generates or utilizes after accounting for all capital expenditures including investments in in-vehicle devices as well as costs that do not relate to our core business operations.

The following table (in thousands and unaudited) reconciles net cash provided by operating activities to free cash flow for the periods shown:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2022	2023	2022	2023
Net cash provided by operating activities	$11,213	$79	$12,795	$13,517
Plus: Strategic costs paid (1)	—	1,644	—	1,708
Net cash provided by operating activities excluding strategic costs paid	11,213	1,723	12,795	15,225
Less: Capital expenditure payments	(5,335)	(5,727)	(19,395)	(17,095)
Free cash flow	$5,878	$(4,004)	$(6,600)	$(1,870)

1.Strategic costs relate to costs incurred in relation to the Powerfleet Transaction discussed in the “Recent Developments” section above.

Constant Currency
Constant currency information has been presented to illustrate the impact of changes in currency rates on the Company’s results. The constant currency information has been determined by adjusting the current financial reporting period results to the prior period average exchange rates, determined as the average of the monthly exchange rates applicable to the period. The measurement has been performed for each of the Company’s currencies, including the South African Rand and British Pound. The constant currency growth percentage has been calculated by utilizing the constant currency results compared to the prior period results.

The constant currency information represents non-GAAP information. We believe this provides a useful basis to measure the performance of our business as it removes distortion from the effects of foreign currency movements during the period.

Due to the significant portion of our customers who are invoiced in non-U.S. Dollar denominated currencies, we also calculate our subscription revenue growth rate on a constant currency basis, thereby removing the effect of currency fluctuation on our results of operations.

The following tables (in thousands, except year over year change) provide the unaudited constant currency reconciliation to the most directly comparable GAAP measure for the periods shown:

Subscription Revenue:
	Three Months Ended December 31,		Year Over Year Change
	2022	2023
Subscription revenue as reported	$32,469	$33,655	3.7%
Conversion impact of U.S. Dollar/other currencies	—	892	2.7%
Subscription revenue on a constant currency basis	$32,469	$34,547	6.4%

Hardware and Other Revenue:
	Three Months Ended December 31,		Year Over Year Change
	2022	2023
Hardware and other revenue as reported	$5,338	$5,430	1.7%
Conversion impact of U.S. Dollar/other currencies	—	22	0.4%
Hardware and other revenue on a constant currency basis	$5,338	$5,452	2.1%

Total Revenue:
	Three Months Ended December 31,		Year Over Year Change
	2022	2023
Total revenue as reported	$37,807	$39,085	3.4%
Conversion impact of U.S. Dollar/other currencies	—	914	2.4%
Total revenue on a constant currency basis	$37,807	$39,999	5.8%

Subscription Revenue:
	Nine Months Ended December 31,		Year Over Year Change
	2022	2023
Subscription revenue as reported	$94,132	$98,303	4.4%
Conversion impact of U.S. Dollar/other currencies	—	5,807	6.2%
Subscription revenue on a constant currency basis	$94,132	$104,110	10.6%

Hardware and Other Revenue:
	Nine Months Ended December 31,		Year Over Year Change
	2022	2023
Hardware and other revenue as reported	$13,996	$14,895	6.4%
Conversion impact of U.S. Dollar/other currencies	—	476	3.4%
Hardware and other revenue on a constant currency basis	$13,996	$15,371	9.8%

Total Revenue:
	Nine Months Ended December 31,		Year Over Year Change
	2022	2023
Total revenue as reported	$108,128	$113,198	4.7%
Conversion impact of U.S. Dollar/other currencies	—	6,283	5.8%
Total revenue on a constant currency basis	$108,128	$119,481	10.5%

Key Business Metrics

Annual Recurring Revenue
We believe that ARR is a key indicator of the trajectory of our business performance and serves as an indicator of future subscription revenue growth. We define ARR as the annualized value of subscription contracts that have commenced revenue recognition as of the measurement date. ARR is calculated by taking the subscription revenue for the last month of the period, multiplied by 12. It provides a 12-month forward view of revenue, assuming unit numbers, pricing and foreign exchange rates (the average monthly exchange rates applicable to the last month of the period) remain unchanged during the year. Constant currency ARR growth has been determined by adjusting the prior financial reporting period results to the last month of the current period average exchange rates, determined as the average monthly exchange rates applicable to the last month of the period.

ARR does not have a standardized meaning and is not necessarily comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue and is not intended to be combined with or to replace it. ARR is not a forecast and the active contracts at the date used in calculating ARR may or may not be extended or renewed.

ARR is included in the following table (in thousands and unaudited):

	December 31,
	2022	2023
Annual Recurring Revenue	$131,822	$133,598